Exhibit 10.2.3

SECOND AMENDED AND RESTATED

PERFORMANCE AGREEMENT

Between

FRISCO ECONOMIC DEVELOPMENT CORPORATION

And

OXYSURE SYSTEMS, INCORPORATED

This Second Amended and Restated Performance Agreement (the “Agreement”) is made and entered into by and between the Frisco Economic Development Corporation, (the “FEDC”), a Texas corporation organized and existing under Chapter 501 and 504 of the Texas Local Government Code, known as the Development Corporation Act, as amended from time to time (the “Act”) and OxySure Systems, Incorporated, a Delaware corporation (the “COMPANY”).

RECITALS

WHEREAS, COMPANY has previously entered into that certain Performance Agreement dated April 3, 2007, by the terms of which the COMPANY executed and delivered to the FEDC a Promissory Note in the principal amount of $243,000.00 dated April 3, 2007 (the “Loan”), wherein the FEDC agreed to provide economic assistance in the form of a loan for the construction of improvements related to COMPANY’s expansion of its corporate headquarters (the “Improvements”); and

WHEREAS, COMPANY has previously entered into that certain Amended and Restated Performance Agreement dated March 22, 2011, by the terms of which the COMPANY executed and delivered to the FEDC a Renewed and Extended Promissory Note dated March 22, 2011 which renewed and extended the balance of $213,000 owed on the Loan; and

WHEREAS, the Loan was fully funded by the FEDC, the proceeds of which were used to construct the Improvements. The COMPANY was entitled to receive economic incentives in the form of credits against the balance of the Promissory Note if the performance criteria were satisfied; and

WHEREAS, the COMPANY satisfied a portion of the performance criteria to earn the economic incentives, resulting in a credit of $95,000.00 against the Loan, leaving a balance thereof of $148,000.00; and

WHEREAS, the parties have agreed to amend and restate the Performance Agreement to revise the economic incentives and performance criteria, and renew and extend the terms of the Loan; and

WHEREAS, FEDC has agreed to provide an economic incentive in the form of a renewal and extension of the Loan, the re-payment of which may be forgiven, provided the COMPANY shall meet certain performance requirements as specified herein; and

PERFORMANCE AGREEMENT – Page 1 of 12

WHEREAS, the Project will create “primary jobs”, as that term is defined in the Act, being a job available at a company for which a majority of the products or services of the company are ultimately exported to regional, statewide, national or international markets; and

WHEREAS, primary jobs created by the Project falls within the North American Industry Classification System (NAICS) Sector No. 551; and

WHEREAS, the FEDC has determined that it is in the best interest of the public and the City and promotes the purposes authorized by the voters of the City of Frisco for which the FEDC was established to encourage the development and use of industrial and business properties within the City; and

WHEREAS, the FEDC is willing to provide the Company with economic assistance hereinafter set forth on the terms and subject to the conditions as stated herein and Company is willing to accept the same subject to all terms and conditions contained in this Agreement.

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the FEDC and Company agree as follows:

I.	Economic Assistance. Subject to the terms of this Agreement, the FEDC will provide COMPANY economic assistance in the form of the renewal and extension of the forgivable loan together with performance credits. The performance credits will be credited against the balance of the Loan according to the criteria set forth herein. COMPANY shall provide documentation in a format acceptable to the FEDC of compliance with the performance requirements as defined below:

A.	Loan – FEDC shall provide COMPANY economic assistance in the form of a renewal and extension of the balance owing on the Loan. The renewal and extension of the Loan shall be evidenced by a promissory note, in the form attached hereto as Exhibit “A” (the “Note”), to be executed by COMPANY and payable to the FEDC, bearing no interest, payable as set forth therein;

B.	Lease Agreement – COMPANY shall enter into a lease agreement (the “Lease”) whereby COMPANY shall lease not less than 16,200 rentable square feet of space in the City for a period not less than sixty (60) months.

C.	Performance Credits – COMPANY shall receive performance credits in the form of a loan forgiveness (the “Economic Incentive”) for a portion of its obligations under the Loan over the term of the Loan as set forth in the schedule below.

PERFORMANCE AGREEMENT – Page 2 of 12

D.	Performance Requirements for Advance of the Loan Proceeds:

(a)	COMPANY shall execute and deliver to the FEDC the Note; and

(b)	COMPANY shall execute the Lease and shall provide an executed copy to the FEDC.

II.	Performance Requirements for Economic Incentives:

Upon the COMPANY providing documentation reasonably satisfactory to the FEDC that it has met the qualifications, conditions, and requirements set forth below (the “Performance Requirements”), the COMPANY shall receive the following Economic Incentives:

A.	Economic Incentive and Performance Requirements Schedule:

Economic Incentive Number	Full-Time Employees	Square Feet Occupied	Business Personal Property Value Value	Community Product Donation Program Value	Maximum Economic Loan Forgiveness	Total Maximum Economic Loan Forgiveness	Economic Incentive Eligibility Period
1	14	16,200	$125,000	$12,000	$26,000	$26,000	Dec. 1, 2011
2	27	16,200		$12,000	$39,000	$65,000	Dec. 1, 2012
3	25	16,200			$44,000	$109,000	June 1, 2014
4	32	16,200			$52,000	$161,000	Dec. 31, 2014
5	40	16,200			$52,000	$213,000	Dec. 31, 2015

B.	Requirements for each Economic Incentive:

1.	An Economic Incentive in the amount of $26,000.00 shall be provided to COMPANY in the form of forgiveness of a portion of the Loan in the amount of $26,000.00 upon completion of the following Performance Requirements for Incentive No. 1:

(a)	Documentation of an executed Lease for at least 16,200 rentable square feet of office space in the City for a term of not less than sixty (60) months on or before December 1, 2011; and

(b)	Documentation of taxable business and personal property in the City with a taxable value of at least One Hundred Twenty-Five Thousand Dollars ($125,000.00); and

PERFORMANCE AGREEMENT – Page 3 of 12

(c)	Documentation that the COMPANY has created, staffed and maintained employment of at least fourteen (14) full-time employees in the City on or before December 1, 2011; and

(d)	Documentation that the COMPANY has donated and installed three (3) AED/OxySure combination -packs to include Physio-Control Lifepak CR Plus (Automatic) AEDs, including wall brackets and wall signs, and OxySure device units, including wallboxes, signs, replacement cartridges and ancillary items or costs, valued at approximately Ten Thousand Dollars ($10,000.00), in public facilities as directed by the City; and

(e)	Documentation that the COMPANY has donated and installed two (2) OxySure device units, including wallboxes, signs, replacement cartridges and ancillary items or costs, valued at approximately One Thousand Eight Hundred Dollars ($2,000.00), in public facilities as directed by the City’s facilities manager; and

(f)	Submit Performance Documentation must as required in Article V, General Provisions, b.

The COMPANY has previously satisfied this Economic Incentive.

2.	An Economic Incentive in the amount of $39,000.00 shall be provided to COMPANY in the form of forgiveness of a portion of the Loan in the amount of $39,000.00 upon completion of the following Performance Requirements for Incentive No. 2:

(a)	Documentation of continuous occupancy of leased office space of at least 16,200 rentable square feet of office space in the City; and

(b)	Documentation that the COMPANY has created, staffed and maintained an employment of at least twenty-seven (27) full-time employees in the City on or before December 1, 2012; and

(c)	Documentation that the COMPANY has donated and installed an additional three (3) AED/OxySure combination -packs to include Physio-Control Lifepak CR Plus (Automatic) AEDs, including wall brackets and wall signs, and OxySure device units, including wallboxes, signs, replacement cartridges and ancillary items or costs, valued at approximately Ten Thousand Dollars ($10,000.00), in public facilities as directed by the City; and

PERFORMANCE AGREEMENT – Page 4 of 12

(d)	Documentation that the COMPANY has donated and installed an additional two (2) OxySure device units, including wallboxes, signs, replacement cartridges and ancillary items or costs, valued at approximately One Thousand Eight Hundred Dollars ($2,000.00), in public facilities as directed by the City’s facilities manager; and

(e)	Submit Performance Documentation must as required in Article V, General Provisions, b.

The COMPANY has previously satisfied this Economic Incentive.

3.	An Economic Incentive shall be provided to COMPANY in the form of forgiveness of a portion of the Loan up to the amount of $44,000.00 upon completion of the following Performance Requirements for Incentive No. 3:

(a)	Documentation of continuous occupancy of leased office space of at least 16,200 rentable square feet of office space; and

(b)	Documentation that the COMPANY has created, staffed and maintained an employment of at least twenty-five (25) full-time employees in the City on or before June 1, 2014; and

(c)	Submit Performance Documentation must as required in Article V, General Provisions, b.

4.	An Economic Incentive shall be provided to COMPANY in the form of forgiveness of a portion of the Loan up to the amount of $52,000.00 upon completion of the following Performance Requirements for Incentive No. 4:

(a)	Documentation of continuous occupancy of leased office space of at least 16,200 rentable square feet of space; and

(b)	Documentation that the COMPANY has created, staffed and maintained an employment of at least thirty-two (32) full-time employees in the City on or before December 31, 2014; and

(c)	Submit Performance Documentation must as required in Article V, General Provisions, b.

5.	An Economic Incentive shall be provided to COMPANY in the form of forgiveness of a portion of the Loan up to the amount of $52,000.00 upon completion of the following Performance Requirements for Incentive No. 5:

(a)	Documentation of continuous occupancy of leased office space of at least 16,200 rentable square feet of space; and

(b)	Documentation that the COMPANY has created, staffed and maintained an employment of at least forty (40) full-time employees in the City on or before December 31, 2015; and

PERFORMANCE AGREEMENT – Page 5 of 12

(c)	Submit Performance Documentation must as required in Article V, General Provisions, b.

For the purposes of this Agreement, “rentable square feet” is defined as the actual square footage in the premises that is leased by the Company.

For purposes of this Agreement, occupancy shall be deemed to be “continuous” if the occupancy isn’t abandoned (with evidence thereof) and fixtures are not removed from the property for a period of longer than ninety (90) days, except that vacation of the premises due to acts of God, war, weather, or terrorism shall not be deemed to be abandonments of the premises.

For the purposes of this Agreement, “Business Personal Property” refers to furniture, fixtures, equipment, machinery, merchandise, materials, and all other personal property owned and/or leased by the Company and used in the Company’s business which is taxable as determined by the appropriate County Appraisal District.

For the purposes of this Agreement, a “full-time employee” is defined as an employee hired to work a minimum of Two Thousand Eighty (2,080) hours of work over a twelve (12) month term [forty (40) hours per week], including allowance for vacation and sick leave, with full company benefits and employed exclusively and on-site at the Company’s Project in the City of Frisco, Texas. Part-time employees whether permanent or temporary, transient or contract employees shall NOT be included in determining the Company’s total number of “full-time” employees.

III.	Forgiveness and Recapture of Economic Incentives.

1)	To qualify for Economic Incentive No. 3, the Company is required to employ a total of 25 full-time jobs by June 1, 2014. In the event the Company fails to achieve this number by the date specified, the Company will receive credit toward the Maximum Economic Loan Forgiveness at a value of $1,760 per job achieved. The Company agrees to pay the FEDC the balance of the payment due under the Loan at that date. Such sum shall be payable by the Company to the FEDC within thirty (30) days of the required date and verified by employee rosters and certificates of compliance submitted to the FEDC for review within 10 days following June 1, 2014.

2)	To qualify for Economic Incentive No. 4, the Company is required to employ a total of 32 full-time jobs by December 31, 2014. In the event the Company fails to achieve this number by the date specified, the Company will receive credit toward the Maximum Economic Loan Forgiveness at a value of $1,625 per job achieved. The Company agrees to pay the FEDC the balance of the payment due under the Loan at that date. Such sum shall be payable by the Company to the FEDC within thirty (30) days of the required date and verified by employee rosters and certificates of compliance submitted to the FEDC for review within 10 days following December 31, 2014.

PERFORMANCE AGREEMENT – Page 6 of 12

3)	To qualify for Economic Incentive No. 5, the Company is required to employ a total of 40 full-time jobs by December 31, 2015. In the event the Company fails to achieve this number by the date specified, the Company will receive credit toward the Maximum Economic Loan Forgiveness at a value of $1,300 per job achieved. The Company agrees to pay the FEDC the balance of the payment due under the Loan at that date. Such sum shall be payable by the Company to the FEDC within thirty (30) days of the required date and verified by employee rosters and certificates of compliance submitted to the FEDC for review within 10 days following December 31, 2015.

IV.	FEDC Loan Forgiveness of Promissory Note. Upon the FEDC’s receipt of the COMPANY’s performance documentation for each Economic Incentive, the FEDC Economic Incentive in the form of a Loan forgiveness will be forgiven in approximately forty-five (45) days, subject to verification by the FEDC that the COMPANY has met the Performance Requirements as specified in the Agreement for the applicable Economic Incentive.

V.	General Provisions.

a.	Term of the Agreement. The term of this Agreement shall begin on the date of execution by the FEDC and will expire the earlier of (i) the full payment of the Economic Incentives, or (ii) on March 31, 2016, or as otherwise provided within this Agreement.

b.	Submittal of Performance Documentation. Certificates of Compliance (Exhibit “B”) and supporting documents must be submitted in a format acceptable to the FEDC not more than thirty (30) days from the Expiration Date for each Economic Incentive.

c.	Verification and Compliance. The Company will certify and provide, to the extent necessary, Company records, documents, agreements, construction contracts both at the prime and sub-contractor level, and other instruments in furtherance of the following purposes: (i) to insure Company’s compliance with the affirmative covenants as set forth within the Performance Agreement; (ii) to determine the existence of an Event of Default; (iii) to insure compliance with any terms or conditions set forth in the Agreement or related documents. Company will provide reports certifying the status of compliance, new jobs created, new investments, sales/use taxes paid to any/all vendors or directly to the Texas Comptroller of Public Accounts and any other relevant information until the termination of the Agreement. Documentation for jobs may be in the form of quarterly IRS 941 returns, Texas Workforce Commission Quarterly Unemployment Summary, or employee rosters that show the hours of work and the position filled and such other reports as may reasonably be required. Documentation for taxable real or business personal property may include the Company providing their Property Value Information Certification form from the “appropriate” County Appraisal District for the City of Frisco, Texas. Documentation for sales/use tax payments may be copies of sales/use tax returns and/or vendor billings and payments.

PERFORMANCE AGREEMENT – Page 7 of 12

d.	Non-Attainment of Performance Requirements. In the event the Company does not meet or exceed the Performance Requirements as specified in Section II, the FEDC Economic Incentive will be either voided or reduced at the sole discretion of the FEDC Board of Directors. After the expiration date of an Eligibility Period, the Company will not be eligible to receive any portion of an Economic Incentive. Regardless of Company’s failure to meet the Performance Requirements for a specific Economic Incentive, this agreement shall still be in effect and the Company shall still have the ability to earn the remaining Economic Incentives due hereunder.

e.	Employee Hiring, Materials and Supplies Purchase. Although not an event of default or a condition to this Agreement, FEDC requests that the Company satisfies its need for all additional employees from Frisco residents and purchase all materials, supplies and services necessary to affect the occupancy of the leased office space from Frisco merchants and businesses. The Company will use reasonable efforts to place Company-managed hotel room nights, related to the Company’s business, at hotel facilities located in the City whenever practicable.

f.	Community Involvement. Although not an event of default or condition of any advance hereunder, the Company agrees to actively participate in community and charitable organizations and/or activities, the purpose of which are to improve the quality of life in the City of Frisco, Texas, and to actively encourage its employees to be involved in such organizations and/or activities.

g.	Non-Payment of Economic Incentives. Notwithstanding anything herein to the contrary, FEDC shall have no obligation to pay any of the Economic Incentives if the Company becomes insolvent, makes false statements, fails to pay municipal payments or files suit against the City and/or the FEDC, or otherwise defaults under the terms of this Agreement.

h.	Notification Obligations. The Company shall notify the FEDC in writing of any material changes in the Company ownership or management within thirty (30) days of any such change.

PERFORMANCE AGREEMENT – Page 8 of 12

i.	Termination of Economic Assistance. This Agreement may be terminated by mutual written consent of the parties or by either party, upon the failure of the other party to fulfill an obligation as set forth in this Agreement. Regardless of Company’s level of attainment of the Performance Requirements as set forth in this Agreement, the FEDC’s obligation to pay a portion or all of the Economic Incentives to the Company will expire thirty (30) days following the Eligibility Period of the last Economic Incentive, except in the event that the Company has fully complied with the Performance Requirements for such unpaid Economic Incentives, including reasonable compliance with the documentation requirements set forth herein.

VI.	Miscellaneous.

A.	This Agreement shall inure to the benefit of the parties hereto and shall not be assignable by COMPANY without the prior written consent of the FEDC, which consent may be withheld by the FEDC in its sole and absolute discretion.

B.	This Agreement shall be construed according to the laws of the State of Texas and is subject to all provisions of the Act, which are incorporated herein by reference for all purposes. In the event any provision of the Agreement is in conflict with the Act, the Act shall prevail.

C.	This Agreement contains the entire agreement of the parties regarding the within subject matter and may only be amended or revoked by the written agreement executed by all of the parties hereto.

D.	This Agreement shall be governed by the laws of the State of Texas and is specifically performable in Collin County, Texas.

E.	Any notice required or permitted to be given under this agreement shall be deemed delivered by depositing the same in the United States mail, certified with return receipt requested, postage prepaid, addressed to the appropriate party at the following addresses, or at such other address as any part hereto might specify in writing:

FEDC:	James L. Gandy, CEcD, CCIM, President Frisco Economic Development Corporation 6801 Gaylord Parkway, Suite 400 Frisco, Texas 75034

With copy to:	Abernathy, Roeder, Boyd and Joplin, P.C. 1700 Redbud Blvd., Suite 300 McKinney, Texas 75069 Attention: Mr. G. Randal Hullett

PERFORMANCE AGREEMENT – Page 9 of 12

COMPANY:	OXYSURE SYSTEMS, INCORPORATED Attn: Julian Ross 10880 John W. Elliott Drive, Suite 600 Frisco, Texas 75033

With copy to:	Attn: Ms. Andrea Almeida Horzepa, Spiegel & Associates, PC 802 Lovett Boulevard Houston, Texas 77006

By the execution hereof, each signatory hereto represents and affirms that he is acting on behalf of the party indicated, that such party has taken all action necessary to authorize the execution and delivery of the Agreement and that the same is a binding obligation on such party.

If not fully executed, this Agreement shall expire and become null and void thirty (30) days from approval by the FEDC.

FEDC BOARD APPROVED this _______ day of ________________, 2014.

FEDC:

FRISCO ECONOMIC DEVELOPMENT CORPORATION

By:
James L. Gandy, President

Dated:

COMPANY:

OXYSURE SYSTEMS, INCORPORATED,
a Delaware Corporation

By:
Julian Ross, President

Dated:

PERFORMANCE AGREEMENT – Page 10 of 12

Exhibit A

(Promissory Note)

PERFORMANCE AGREEMENT – Page 11 of 12

Exhibit B

(Certificates of Compliance)

PERFORMANCE AGREEMENT – Page 12 of 12